                                                                      EXHIBIT 10

                                  [CISP LOGO]

                          WHOLESALE SERVICES AGREEMENT

This Agreement ("Agreement") is made and entered into on the date of acceptance hereof indicated below by and between CommunityISP, Inc., D/B/A "CISP" a Delaware corporation, with its principal business address at 3035 Moffat Rd., Toledo, OH 43615 [hereinafter, "CISP"], and "Wholesaler", whose name and principal place of business is set forth below, and witnesses that:

WHEREAS, CISP is an Internet service provider offering a wide range of Services for businesses, an "Interactive Computer Service" as defined in 47 U.S.C. ss.230
(f)(2), and an "Information Content Provider" as defined in 47 U.S.C. ss.230
(f)(3); and

WHEREAS, Wholesaler desires to subscribe for and purchase one or more of the Services, as hereinafter defined, from CISP for the purpose of reselling such Services to its customers under a private label [hereinafter, End-User]; and

WHEREAS, CISP and Wholesaler desire to memorialize their Agreement herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and promises set forth herein, the parties, intending to be legally bound, hereby agree as follows:

1. DEFINITIONS.

1.1 AGREEMENT: "Agreement" means this agreement and all attachments, schedules and/or exhibits thereto, including without limitation the WholesaleISP.Net Service Order Form [hereinafter, the Form], which is incorporated herein by reference.

1.2 NETWORK: "Network" means the combination of CISP operated equipment or contracted access equipment, servers, circuits, and other data transmission facilities comprising CISP's TCP/IP wide-area network and which, together with other publicly-accessible TCP/IP networks, comprises the global Internet.

1.3 PROGRAM LEVEL: "Program Level" means the specific revenue rate for any service as described in the Form. Prices are subject to change upon forty-five
(45) days advance written notice.

1.4 TECHNICAL SUPPORT: "Technical Support" means CISP's making information and assistance available to Wholesaler's End-Users for the purposes described below.

1.5 VOICE PORT: "Voice Port" means CISP's making available an incoming voice telephone line that will be answered with an Automated Attendant. The incoming caller will be asked a series of questions and will be directed to a live technical support representative if the Automated attendant cannot resolve the End-Users connection problem.

1.6 CLIENT WEBSITE: "Client Website" means a web page that is made available through the Internet for clients to use as the latest reference point for policy changes, product updates, and other related pertinent information. The website is available through the Internet at http://www.cisp.cc/client.

1.7 CONTROL PANEL: "Control Panel" means a web-based interface to Wholesaler's End-User database which allows Wholesaler the ability to view, add, delete and/or modify End-User information, services or plans.

2.  RESALE OF SERVICES.

2.1 GENERAL: Wholesaler agrees to subscribe for and purchase from CISP, and CISP agrees sell to Wholesaler for resale to its End-Users, one or more of the Services at the prices described in the Form attached hereto and incorporated herein by reference. CISP reserves the right in its sole discretion to modify its Services from time to time, and Wholesaler agrees immediately to implement and communicate such changes to End-Users where necessary to set End-User's expectations properly.

2.2 MODIFICATION OF SERVICES: If CISP removes, supersedes, or materially modifies the Services from this Agreement, Wholesaler, at its sole option and upon thirty (30) days notice, may terminate such Service without incurring any liability for early termination. Where necessary, but except where such Service is removed or superseded, CISP will continue to honor, without material modification, through the end of the respective terms but in no event for a period longer than six months from the effective date of the modification, all existing Service Agreements between Wholesaler and its End-Users. Pricing changes shall not be deemed a material modification for purposes of this Section. Wholesaler shall remain liable to pay CISP's charges for all Services provided by CISP for End-Users.

2.3  [INTENTIONALLY OMITTED]

2.4 REQUIRED TERMS OF SERVICE AGREEMENTS: Wholesaler's Service Agreements with its End-Users shall contain, or be substantially similar to (subject to CISP's approval), the provisions and specifications set forth in the Terms and Conditions and Acceptable Use for each service found at http://www.cisp.cc/client and shall not contain provisions inconsistent or in conflict therewith. CISP shall provide Wholesaler with notice of revisions to the provisions and specifications set forth in the Terms and Conditions by posting same at the site, and Wholesaler shall take steps immediately to modify its Service Agreements with End-Users to reflect the revisions.


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2.5  LICENSE FOR SERVICES: Subject to the terms of this Agreement, CISP hereby grants to Wholesaler a limited, non-exclusive, revocable license to, within the continental United States, market, distribute, and resell any of the Services directly to End-Users under Wholesaler's private label.

3.  WHOLESALER'S OBLIGATIONS.

3.1 TECHNICAL SUPPORT AND PROBLEM ESCALATION SUPPORT: Unless otherwise initialed in the provided space in Section 4 (Optional Services), Wholesaler shall be exclusively responsible for all technical support and problem escalation support for its End-Users. Under no circumstances shall Wholesaler refer End-User phone calls, e-mail, or other communications to any CISP or third party staff. All communications by Wholesaler relating to End-User problems or concerns shall be made directly and exclusively between CISP (or its designated third party) and Wholesaler's designated technical contacts. Repeated telephone inquiries from End-Users shall constitute separate and independent grounds for unilateral termination by CISP of this Agreement without further liability on its part.

3.2  END-USER BILLING: Unless otherwise initialed in the space provided in
Section 4 (Optional Services), Wholesaler is responsible for billing and collections with respect to End-Users. Wholesaler is solely responsible for establishing and collecting End-User fees for Services sold to End-Users and for preparing and mailing invoices to End-Users. Wholesaler is responsible for payment of all CISP charges regardless of whether Wholesaler is paid by its End-Users.

3.3 CUSTOMER SERVICE: Unless otherwise agreed in writing, Wholesaler shall be exclusively responsible for all new End-User subscriptions for Services. Upon request, CISP will provide necessary information, tool and assistance to enable Wholesaler to provide such Customer Service.

3.4 LIMITATION ON WARRANTIES AND REPRESENTATIONS: Wholesaler acknowledges and agrees that it lacks any authority to offer warranties or representations for the Services which would obligate or otherwise bind CISP beyond any warranty or representation expressly set forth in this Agreement, or make any other warranties, promises or representations with respect to the Services or the Network, to any End-User, prospective End-User, or any other person or entity.

3.5 COMPLIANCE WITH NET-ABUSE POLICY: Wholesaler, End-Users, and any other Users of Wholesaler's connection to CISP, are required to comply with CISP's Net-Abuse Policy ("Policy") as currently set forth on CISP's Web site http://www.cisp.cc/client and as the Policy may be modified by CISP in its sole discretion from time to time. Any content, material, message, or data made available or transmitted through the Network, wherever it is sent from, viewed, received, or retrieved, that is in violation of (a) any local, state, federal, foreign, or international law, regulation or treaty, or (b) the Policy, is prohibited. In the event of violation of the above by any End-User or Wholesaler, CISP may suspend or terminate Services to any End User or to Wholesaler or may terminate this Agreement. In addition to any activity of its own in violation of the above, Wholesaler shall also be deemed to have violated this Section if one or more of its End-Users exhibit persistent, repeated violations or a pattern of violations which Wholesaler fails to stop after reasonable notice in light of the circumstances, or if Wholesaler permits the re-enablement of an End-User's Service (through the same or a different account) after suspension or termination by CISP due to a violation of this Section.

4.  OPTIONAL SERVICES

4.1 TECHNICAL SUPPORT: CISP will accept End-User telephone calls to technical support department 24 Hours/day 7 Days/week. CISP will setup and configure desired number of Voice Ports as listed on the Form or will supply a pooled General Technical Support Voice Port number for use for end-user technical support calls. CISP will offer an automated mechanism for End-Users to self diagnose any connection problems. Our live technical support staff is available 24 Hour/day 7 Days/week excluding any days listed on our Client Website. The CISP Support staff's primary objective is outlined on each Service Exhibit. If End-User has any other questions, they will be directed to the Internet to obtain their answers. CISP may also send support documentation to End-Users via e-mail or fax. CISP will make every reasonable effort to keep End-User telephone hold times to under 5 minutes but we will make no guarantees as incoming call conditions may change which are out of our control. Any billing or customer service related calls will be directed to the Wholesaler. In no instance will CISP be responsible for accepting support e-mail from End-User, nor will CISP accept an End-User message and return phone calls to End-User unless otherwise agreed in writing by separate amendment. As CISP products change, we may change or modify supported items or the scope of Technical Support from time to time. A complete scope of Technical Support is available on the Client Website. Under no circumstances, shall CISP support any third party product or service not available for resale through CISP. Wholesaler assumes all responsibility for any telephone line or long-distance fees incurred from End-User voice phone calls. Wholesaler is responsible for ordering and paying for an 800 # pointing to the Voice Port(s). CISP will pay for incoming voice lines for connection to clients Voice Port(s) or pooled Voice Ports. Wholesaler may elect to offer a Voice over IP (VoIP) gateway for End-User technical support calls. If elected, Wholesaler will order only CISP recommended equipment and software necessary for establishing this gateway. Prior to any end-user technical support assistance, Wholesaler must make available to CISP a web site that CISP support representatives can view end-user account information, including, but not limited to: Login ID, Login Password, E-mail address, E-mail Password, account status, account expiration date, and any other pertinent information regarding the end-user account in relation to connection to the Internet.



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4.2  END-USER BILLING/INVOICING:

CISP will generate recurring invoices for Wholesaler's End-Users based on the account charges and account types for each End-User that is active or can access services for any given month based on policies Wholesaler has setup in the Control Panel. If Wholesaler supplies CISP valid merchant account information and if Wholesaler purchases and supplies CISP a licensed copy of ICVerify software, CISP will process Wholesaler's End-User credit cards and apply credit card payments to outstanding End-User balances. CISP shall collect credit card billing data for Visa, MasterCard, American Express, and Discover cards only, dependent upon what the Wholesaler's merchant account allows, including the identity of End Users who are authorized in any given month to have Dial-up Access Services to the network(s). Transfer of the data as determined by CISP shall be made to banking institution or other entity designated by Wholesaler to assess the charges on the End User's credit cards and perform credit card clearing functions. The services provided by CISP hereunder by CISP shall be referred to as "Credit Card Information Services." Provision of the Credit Card Information Services is contingent upon Wholesaler establishing business rules and offering to its End Users pricing and billing terms (including but not limited to credit card acceptance and rejection, initiation or registration fees, credits back to End Users, pro-rating of monthly charges, and the like) that are fully compatible with the capabilities and requirements of CISP at the support levels determined by Wholesaler by use of the CISP Control panel. Wholesaler is solely and exclusively responsible for its billing, credit, pricing, pro-rating, and refund policies (if any), and the consequences thereof, without in any manner affecting Wholesaler's payment obligations to CISP under the agreement. CISP will only be responsible for Credit card processing and shall not be required to enter any other End-User payments, credits or debits, nor will we be responsible for any modification to End-User information. Wholesaler shall be exclusively responsible for preparing and mailing of all End-User invoices.

5.  PAYMENT.

5.1 PAYMENT TERMS: CISP agrees to invoice Wholesaler monthly by e-mail, fax and/or postal mail based upon the services assigned to or used by Wholesaler's End-Users in any given month for all fees for Services under this Agreement as set forth in the Form. All invoices are payable within fifteen (15) days of date of invoice (the "Due Date"). Delinquent payments are subject to a late payment charge of Fifty Dollars ($50.00). In the event Wholesaler does not remit payment within five (5) days after the Due Date, CISP may, at its option and without prior written notice, suspend Services to Wholesaler and/or End-Users; or as an alternative to such suspension, and at its sole option, CISP may terminate this Agreement for material breach under the provisions of Section 5. In the event CISP chooses not to exercise its option to terminate, CISP shall resume providing Services as soon as is reasonably practicable upon receipt of such payment, and in such event Wholesaler shall pay CISP an account reactivation fee of Five Hundred Dollars ($500.00), which shall be invoiced and paid in accordance with this Section. Wholesaler shall be exclusively responsible for all pricing and service plans, billing and collections with respect to End-Users. Wholesaler is solely responsible for establishing and collecting End-User fees for Services sold to End-Users and for preparing and mailing invoices to End-Users. Wholesaler is responsible for payment of all CISP charges regardless of whether Wholesaler is paid by its End-Users.

5.2 ASSURANCE OF PAYMENT: Wholesaler agrees to furnish CISP with a major credit card subject to CISP's approval as a source of assurance of payment for any payment not made by the Due Date, and subscription of this Agreement constitutes authorization from Wholesaler to CISP to use such credit card for payment of any invoice not paid by the Due Date. CISP agrees to use reasonable efforts to charge the card for payment. Wholesaler agrees to reimburse CISP for administrative fees incurred as a result of such action in an amount not to exceed five percent (5%) of the total monthly amount billed.

5.3 TAXES: All charges to Wholesaler hereunder are exclusive of federal, state, local and foreign sales, use, excise, utility, gross receipts and value added
(VAT) taxes and other similar tax-like charges, including tax-related surcharges or applicable tariffs, which Wholesaler agrees to pay. In the event that Wholesaler provides CISP with a duly authorized exemption certificate, CISP agrees to exempt Wholesaler in accordance with the law, effective on the date the exemption certificate is received by CISP.

6.  TERM AND TERMINATION.

6.1 TERM: The initial term of this Agreement shall be as set forth in the Form beginning on the Acceptance Date set forth below. Following the initial term, this Agreement will be automatically renewed for successive one-year terms unless either party notifies the other party in writing of its intention not to renew at least ninety (90) days prior to the date of the next renewal.

6.2 TERMINATION: Either party may terminate this Agreement (a) if the other party has materially breached this Agreement and has failed to cure such breach within thirty (30) days after the non-breaching party has given written notice clearly specifying such breach, or (b) by CISP without cause by providing Wholesaler with written notice to terminate at least ninety (90) days prior to the effective date of termination. Additionally, CISP may terminate this agreement, with written notice to Wholesaler but without the cure period specified above, upon (a) breach by Wholesaler of its payment obligations, pursuant to the procedures set forth in Section 4, (b) if Wholesaler has not incurred over One Hundred Dollars ($100) of usage for services for a successive three (3) month period or (c) violation of Sections 3.1 or 3.5 of this Agreement, pursuant to the procedures set forth herein, but without the cure period only if, in CISP's sole good faith judgment, delaying termination during such cure period will cause substantial injury to CISP or to the Network. In the event of any End-User's violation of Section 3.4, CISP reserves the right, in its sole discretion, to suspend or terminate any or all of such End-User's Services immediately with written or e-mail notice to Wholesaler.


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6.3  EARLY TERMINATION PAYMENT: Upon the termination of this Agreement as set forth herein, Wholesaler shall immediately pay to CISP that sum calculated by multiplying the prior month's total billing by the number of remaining months in the Agreement or One Hundred Dollars ($100) per month multiplied by the remaining months, whichever is greater. Wholesaler agrees to reimburse CISP for all reasonable costs incurred in collection such early termination payment, including reasonable attorneys fees and costs of litigation.

7.  LIMITATION OF WARRANTIES & LIABILITY.

7.1 LIMITATION OF WARRANTIES: except as otherwise specifically provided herein, CISP does not warrant any connection to, transmission over, or results of use of, any network connection, service, equipment or facilities provided under this agreement. CISP further disclaims all warranties, whether express, implied or statutory, including, without limitation, any implied warranties of merchantability and fitness for a particular purpose and non-infringement of third party rights. Except as specifically provided herein, and subject to the limitation set forth in section 6.2, CISP specifically disclaims any responsibility for any damages suffered by Wholesaler or any third party, except for those caused by CISP's willful misconduct. CISP does not warrant against busy signals, but warrants to make reasonable effort to notify networks to expand capacity to limit it. In no event shall CISP be liable to customer for any damages resulting from or related to any failure or delay of CISP in providing access to the internet under this agreement. It is expressly understood and agreed that CISP has not made any guarantee or promises with regard to the exact date of the complete installation and operational status of Wholesaler. CISP makes no express or implied warranties, representations, endorsements, including but not limited to, warranties of title, non-infringement or implied warranties of merchantability or fitness for a particular purpose regarding any merchandise, information, or service provided. No advice or information given by CISP, its employees, affiliates or contractors shall create a warranty.

7.2 LIMITATION OF LIABILITIES: CISP shall not be liable to Wholesaler or retail customer for any delays in the performance of services hereunder or for any failure to perform hereunder regardless of cause. In no event shall CISP be liable to customers for any indirect, special, or consequential damages or lost profits arising out of or related to this agreement, the performance or breach thereof, or the accuracy or correctness of the data bases or the information contained therein, even if CISP has been advised of the possibility thereof. In no event shall customers be able to recover any damages in excess of monies paid to CISP under this agreement. Any claim or legal action arising out of failure, malfunction or defect in CISP services or goods, or arising from this contract in any respect, shall be brought to light within a period of one (1) year following the occurrence of said claim or said claim shall be deemed waived. CISP will not be responsible for any damages suffered by customers in anything related to this agreement which damages may include, but are not limited to, loss of data, injury resulting from delays, nondeliveries, wrong deliveries, busy signals, network unavailability and any and all service interruptions caused by CISP and its employees by its own negligence, or customer's errors or omissions. The customers assumes full responsibility and risk for the use of the internet, and services or software provided by CISP, and for such use by the customer's authorized and unauthorized users. CISP provides such services on an "as is" and "as available" basis. CISP does not warrant that the service will be uninterrupted or error free or that any information, software or other material provided is free of viruses, worms, trojan horses, or other harmful components.

8. INDEMNITY PROVISIONS.

8.1 BY CISP: CISP will defend, indemnify and hold Wholesaler harmless from and against any losses arising out of any claim by an End-User which is based on any written warranty, promise or representation made by Wholesaler as part of a Service Agreement (to the extent permitted by CISP under this Agreement), relating to CISP's obligations to provide the Service. Failure by the Wholesaler to include in its Service Agreements with End-Users the provisions required by this Agreement shall relieve CISP from the responsibilities set forth in this Section.

8.2 BY WHOLESALER: Wholesaler will defend, indemnify and hold CISP and its contracting services providers harmless from and against all claims, complaints, losses, costs and expenses asserted by third parties to the extent they arise out of or in connection with (a) Wholesaler's breach of or default of any covenant or provision of this Agreement, or (b) any negligent or willful act or omission or violation of Section 3.1 3.5 by Wholesaler or any of its End-Users, or their respective directors, officers, owners, employees or agents.

8.3 DEFENSE OBLIGATIONS: The indemnifying party under Section 8.1 or 8.2, above, shall assume the defense of any claim qualifying for indemnification with counsel reasonably satisfactory to the other party, and the other party shall cooperate to the extent reasonably requested by the indemnifying party. The other party may employ its own counsel in any such case, and shall pay such counsel's fees and expenses. The indemnifying party shall have the right to settle any claim for which indemnification is available; provided, however, that to the extent that such settlement requires the other party to take or refrain from taking any action or purports to obligate the other party, then the indemnifying party shall not settle such claim without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed.



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9.  ALTERNATE DISPUTE RESOLUTION: Any disagreement or dispute between the parties shall, if not promptly resolved by mutual agreement, be reduced to writing and submitted to the executive officers of each party designated to handle such disputes. Within thirty (30) days of the submittal, the executive offices may, upon mutual agreement, meet to resolve the dispute and to hear any arguments that a party wishes to make in connection therewith. If the executive officers reach agreement on the disposition of the dispute, they shall promptly issue their joint written decision resolving the dispute. Any dispute so dealt with shall be considered conclusively and finally decided and shall not be the subject of any litigation. Any dispute, which such executive officers are unable to promptly decide, may be taken by the aggrieved party to litigation in the appropriate forum.

10. GENERAL TERMS.

10.1 INDEPENDENT CONTRACTORS: The Parties hereto are acting as independent contractors and under no circumstances shall any of the employees of one party be deemed the employees of the other for any purpose. Except as otherwise expressly provided in this Agreement, this Agreement does not constitute either party as the agent or legal representative of the other party and does not create a partnership or joint venture between the parties. Except as otherwise expressly provided in this Agreement, neither party shall have any authority to act for the other party in any agency or other capacity, to make commitments of any kind for the account of, or on behalf of, the other party or to contract for or bind the other party in any manner whatsoever. This Agreement confers no rights of any kind upon any third party.

10.2 FORCE MAJEURE: CISP shall not be liable for failure to fulfill its obligations hereunder if such failure is due to causes beyond its reasonable control, including, without limitation, actions or failures to act of Wholesaler or any End-User, acts of God, fire, catastrophe, governmental prohibitions or regulations, viruses which did not result from the acts or omissions of CISP, its employees or agents, national emergencies, insurrections, riots or wars, or strikes, lockouts, work stoppages or other labor difficulties. The time for any performance required hereunder shall be extended by the delay incurred as a result of such act of force majeure, and CISP shall act with diligence to correct such force majeure.

10.3 DELAYS OR OMISSIONS: No delay or omission to exercise any right, power or remedy accruing to a party under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of either party of any breach or default under this Agreement, or any waiver on the part of either party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to a party, shall be cumulative and not alternative.

10.4 BINDING AGREEMENT: This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted hereunder. No person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against either of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder.

10.5 ASSIGNMENT: Wholesaler's rights under this Agreement are non-transferable, and may not be assigned or sub-licensed without the prior written authorization of CISP. Such authorization may be withheld for any reason. Any act in derogation of the foregoing shall be null and void; provided, however, that any such assignment shall not relieve Wholesaler of its obligations hereunder. This Agreement may be assigned by CISP to any successor in interest or as CISP otherwise determines without the consent of Wholesale User.

10.6 NO THIRD PARTY BENEFICIARIES: Except as set forth in Section 8.2 above, no provision to this Agreement is intended, nor shall any be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any affiliate, shareholder, partner of any party hereto or any other third party; including any End-User, unless specifically provided otherwise herein, and except as so provided, all provisions hereof, shall be personal solely between the parties to this Agreement.

10.7 SEVERABILITY: In case any provision of this Agreement shall be invalid, illegal or unenforceable, such provision shall be construed so as to render it enforceable and effective to the maximum extent possible in order to effectuate the intention of this Agreement; and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

10.8 ENTIRE AGREEMENT/AMENDMENTS: This Agreement and the attachments, schedules and exhibits incorporated herein by reference constitute the entire understanding and agreement between the parties with regard to the subjects hereof and supersede all prior oral and written agreements, commitments and understandings with respect to such matters. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the parties hereto. In the event of any conflict or inconsistency between this Agreement and any attachments, schedules, or exhibits, the provisions of the Agreement shall control.


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

10.9 GOVERNING LAW: This Agreement and any issues arising out of or in relation thereto shall be governed by the law of the State of Ohio applicable to contracts to be performed wholly within that state. The only forum for resolution of such disputes shall be a court of competent jurisdiction venued in Toledo, Lucas County, Ohio. Wholesaler agrees to the exclusive jurisdiction of the state and federal courts in the State of Ohio for any action or proceeding arising out of or in relation to this Agreement.

11. BILATERAL NON-DISCLOSURE AGREEMENT: The Bilateral Non-Disclosure Agreement previously signed or agreed to between the parties is hereby adopted by reference.

EACH PARTY REPRESENTS AND WARRANTS THAT THE PERSON WHOSE SIGNATURE APPEARS BELOW IS DULY AUTHORIZED TO ENTER INTO THIS AGREEMENT ON BEHALF OF THE PARTY.
IN WITNESS WHEREOF, the parties have entered into this Wholesale Services Agreement.

DATE OF ACCEPTANCE: _____________________

WHOLESALER:


ISNI.NET, Inc.                             CommunityISP, INC.
--------------------------------


By: /s/ Lesly A. Benoit, Jr.               By:
   -----------------------------              ---------------------------------


Name: Lesly A. Benoit, Jr.                 Name:
     ---------------------------                -------------------------------


Title: CFO                                 Title:
      --------------------------                 ------------------------------


Telephone: (941) 505-2100                  Date:
          ----------------------                -------------------------------


Facsimile: (941) 575-8787
          ----------------------


E-mail Address:
               -----------------

Date: 01/04/01
     ---------------------------



Wholesale Services Agreement Rev 11/10/00  Page 6 of 6  Wholesaler Initials:____
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                                      CISP
                       changinginternetspeed&performance

                 CISP Wholesale Services Agreement AMENDMENT 1

This amendment supplements the CISP Wholesale Services Agreement (WSA), dated 11/10/2000. This Amendment requires execution of the WSA to be effective. This Amendment further modifies and takes precedence to the extent specified herein over the WSA. Except as modified herein, all other requirements in effect in the WSA shall remain in full force.

Add the following paragraph:

5.1.1 Termination or Suspension Notification: CISP will provide 48-hour advance notification (phone, email or certified mail) prior to Agreement termination or Services suspension for payment delinquency event subject to Wholesaler satisfying payment demand arrangements to CISP's satisfaction.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in duplicate as of the date herein below.

CommunityISP, Inc. D/B/A CISP           ISNInet:



/s/ Kenneth L. Ball    Date: 11/27/00     /s/ Lesly Benoit, Jr.   Date: 11/30/00
-------------------------------------     --------------------------------------
(Signature)                               (Signature)



Kenneth L. Ball                           Lesly Benoit, Jr.
-------------------------------------     --------------------------------------
(Print Name)                              (Print Name)


C.O.O.                                    C.F.O.
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(Title)                                   (Title)




                   CISP - 3035 Moffat Road - Toledo, OH 43615
                      Phone 419-867-6060 Fax 419-867-6913

                                      CISP
                       changinginternetspeed&performance

                           Wholesale Service Agreement
                             Dial-Up Access Exhibit


WHEREAS, the parties named below entered into a certain agreement titled "Wholesale Service Agreement" (the "Agreement") whereby CISP is to provide access to services for resale for the benefit of Wholesale Client's End-Users; and

WHEREAS, the parties wish to modify the Agreement as set forth below;

NOW, THEREFORE, for the consideration set forth in the Agreement and for other good and valuable consideration, the Agreement is hereby amended as follows;

DAE.1 Additional Service Definitions
DAE.1.1 Dial Up Access: "Dial Up Access" means CISP's making available logical ports on access servers in its Points of Presence (POPs) or contracted POPs, under the terms and conditions of this Agreement, to receive incoming analog (Single Channel) or ISDN (Dual Channel) calls from an End-User to establish a TCP/IP connection between a single Host and CISP's Network(s) and the Internet and/or to authenticate End-Users for this purpose. Wholesale Customer may select any one of the presently available networks at the prices indicated in the Form.

DAE.2 Additional Resale of Services
DAE.2.1 Dial Up Access; CISP shall provide to Wholesale Customer, for resale to its End-Users, Dial Up Access through either analog or digital dialup telephone service, for the fees set forth in the Form per Channel assigned to or used by Wholesale Customer's End-Users in any given month. Each End-User is solely and exclusively responsible for obtaining analog or ISDN telephone service to place the data call to CISP's POP, and for all charges relating to such service (unless Wholesale Customer assumes such obligations on behalf of its End-Users).

DAE.2.2 Forecast: Wholesale Customer agrees provide to CISP, on a monthly basis in conjunction with the Monthly Account Review described in the ISP Service Specifications, a quarterly rolling forecast of the number of End-Users expected to purchase each type of Service and the CISP POPs to which they are expected to connect. Wholesale Customer may order Dial Up Access on behalf of its present or future End-Users and there shall be no limit on the number of End-Users who may use the Network; provided, however, that CISP may refuse Wholesale Customer's requests to add additional End-Users because there is insufficient capacity on the Network or in the POP to provide Dial Up Access to the number of End-Users requested.

DAE.2.3 CISP POPS: CISP may install new POPs, close an existing POP, and/or change the Services offered at an existing POP as it, in its sole discretion, deems appropriate. In the event CISP deems it necessary to close an existing POP, CISP shall provide Wholesale Customer with ten (10) days written notice thereof.

DAE.4 Technical Support Primary Objective: CISP's support staff's primary objective for Dial-Up Access is to get the end-user connected to the Internet. A list of supported software is available online at the Client Website and will be supported solely by a Generic Technical Support website which we maintain. End-users will be instructed to visit the Generic Technical Support Website or website specified by Wholesale Customer for any non-connection related calls.

IN WITNESS WHEREOF, the parties hereto have caused this exhibit to be executed in duplicate as of the date hereinbelow.


CommunityISP, Inc.                 --------------------------------------------
A Delaware Corporation                           (Wholesale Customer)

                     Date:         /s/ Lesly A. Benoit, Jr., CFO  Date: 1/04/01
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(Signature and Title)              (Signature and Title)

Wholesale Customer Initials:_______
Exhibit-Dial up access.doc, Last Revision: 8/4/2000